UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 30, 2019

Date of Report (date of earliest event reported)

WORKDAY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35680	20-2480422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

6110 Stoneridge Mall Road

Pleasanton, California 94588

(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 951-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2019, A. George (Skip) Battle, a current member of the Workday, Inc. (“Workday”) Board of Directors (the “Board”), notified the Board that he would not stand for re-election when his current term expires at the 2019 annual meeting of Workday’s stockholders (the “2019 Annual Meeting”). Mr. Battle will continue to serve as a director until his term expires at the 2019 Annual Meeting, which is currently scheduled to be held on June 18, 2019. Mr. Battle’s decision not to stand for re-election is not the result of any disagreement with management or the Board, or related to Workday’s operations, policies, or practices.

Additionally, on and effective April 2, 2019, the Board elected Ann-Marie Campbell as a Class III director, to serve until the 2021 annual meeting of Workday’s stockholders or until her successor is duly elected. Ms. Campbell is Executive Vice President – U.S. Stores at The Home Depot, Inc., a large home improvement retailer (“The Home Depot”), a position she has held since February 2016. From January 2009 to February 2016, she served as The Home Depot’s Division President of the Southern Division, and from December 2005 to January 2009, she served as its Vice President – Vendor Services. Ms. Campbell began her career with The Home Depot in 1985 and has held roles of increasing responsibility since she joined the company, including vice president roles in the company’s operations, merchandising, and marketing departments. Ms. Campbell has also served as a director of Potbelly Corporation, a chain of neighborhood sandwich shops, since August 2014, and previously served as a director of Barnes and Noble Inc., a large retail bookseller, from June 2015 to September 2016. Ms. Campbell received a bachelor’s degree in philosophy and a master’s degree in business administration from Georgia State University. Ms. Campbell brings to our Board extensive operational experience, expertise in strategic planning, and keen insights in identifying and capturing new business opportunities.

In connection with her election to the Board, Ms. Campbell will receive a one-time grant of restricted stock units in the amount of $1,000,000, one-fourth of which will vest on April 15, 2020 and the balance of which will vest in equal quarterly installments over the following twelve quarters, assuming continuous service through the applicable vesting dates. Ms. Campbell has entered into Workday’s customary indemnification agreement for its directors. Ms. Campbell has not yet been named to serve on any committee of the Board, and there are no arrangements or understandings between Ms. Campbell and any other persons pursuant to which she was elected as a director.

Ms. Campbell is currently the Executive Vice President – U.S. Stores at The Home Depot. The Home Depot is a customer of Workday and made payments to Workday of $16,290,866 during our fiscal year ended January 31, 2019. These transactions were based on arms-length agreements entered into in the ordinary course of business.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2019

Workday, Inc.

/s/ James P. Shaughnessy
James P. Shaughnessy
Senior Vice President, General Counsel & Secretary